Exhibit 10.1      Allonge No. 1 to Secured Note Issued January 27, 2009

ALLONGE NO. 1 TO SECURED NOTE ISSUED JANUARY 27, 2009

This Allonge No. 1 to Secured Note (“Allonge”) is made as of this 17th day of February, 2009, by Attitude Drinks Inc., a Delaware corporation (“Borrower”) to Alpha Capital Anstalt (“Lender”).  Reference is hereby made to that certain Secured Note issued by Borrower to Lender dated January 27, 2009 (“Note”).  Except as amended hereby, the terms of the Note remain as originally stated.

The Principal Amount as stated on the face of the Note shall be increased by $60,000 (original issue discount) to $120,000.00.  Interest on the increased portion of the Principal Amount shall accrue from the date of this Allonge.  The amendment to the Principal Amount due and owing on the Note described herein notwithstanding, Lender does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Note through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable.

IN WITNESS WHEREOF, this Allonge is executed as of the date written above.

ATTITUDE DRINKS INC.

By: ____________________________________
Name:
Title: